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                                  EXHIBIT 4.1A

                              Cross Reference Sheet

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                   Indenture
  Act Sections                                                     Section


Section 310(a)(1)    .........................................        6.8
               (a)(2).........................................        6.8
               (a)(3).........................................    Not Applicable
               (a)(4).........................................    Not Applicable
               (b)   .........................................        6.13
                                                                      6.9
Section 311(a)       .........................................        6.14
               (b)   .........................................        6.14
Section 312(a)       .........................................        7.1
                                                                      7.2(a)
               (b)   .........................................        7.2(b)
               (c)   .........................................        7.2(c)
Section 313(a)       .........................................        7.3(a)
               (a)(4).........................................        1.1
                                                                     11.9
               (b)   .........................................        7.3(a)
               (c)   .........................................        7.3(a)
               (d)   .........................................        7.3(b)
Section 314(a)       .........................................        7.4
               (b)   .........................................    Not Applicable

               (c)(1).........................................        1.2
               (c)(2).........................................        1.2
               (c)(3).........................................    Not Applicable
               (d)   .........................................    Not Applicable
               (e)   .........................................        1.2
Section 315(a)       .........................................        6.1
               (b)   .........................................        6.2
               (c)   .........................................        6.1
               (d)   .........................................        6.1
               (e)   .........................................        5.14
Section 316(a)       .........................................        1.1
               (a)(1)(A)......................................        5.2
                                                                      5.12
               (a)(1)(B)......................................        5.13
               (a)(2)  .......................................    Not Applicable
               (b)    ........................................        5.8
               (c)    ........................................        1.4(g)

                                     4.1A-i
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Trust Indenture                                                     Indenture
  Act Sections                                                       Section


Section317(a)(1)    ...............................................    5.3
             (a)(2) ........................ ......................    5.4
             (b)    ...............................................   11.3
Section318(a)       ...............................................    1.13

























































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Note:       This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                    4.1A-ii